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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                 APRIL 26, 1999


                           MONARCH DENTAL CORPORATION
             (Exact name of Registrant as specified in its charter)


         DELAWARE                                    0-22835                              51-0363560
(State or other jurisdiction                    (Commission File                       (I.R.S. Employer
         of incorporation)                           Number)                          Identification No.)


             4201 SPRING VALLEY ROAD, SUITE 320, DALLAS, TEXAS 75244
              (Address of principal executive offices and zip code)



               Registrant's telephone number, including area code:
                                  972-702-7446


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         ITEM 5.   OTHER EVENTS.

         On or about April 26, 1999, Monarch Dental Corporation (the "Company") was served with a putative class action complaint against the Company and certain of its officers and directors, captioned Robert O. Neibert, et al., v. Monarch Dental Corp., Warren F. Melamed, Gary W. Cage, and Roger B. Kafker, Civil No. 3-99-CV-0762-X. The class action complaint, which was filed in the United States District Court for the Northern District of Texas, alleges that the Company and certain of its officers and directors violated the federal securities laws by making material misrepresentations and omissions in certain public disclosures during the period between February 24, 1998 and December 22, 1998. The public disclosures relate to, among other things, acquired dental practices, the Company's internal growth and growth prospects, and the Company's past and future financial performance. The Company has been advised that two similar putative class actions have been filed against the Company in the United States District Court for the Northern District of Texas, although service of process has not been effected with respect to these additional lawsuits. The Company anticipates that all three class action complaints eventually will be consolidated into a single action in the United States District Court for the Northern District of Texas. The Company is currently reviewing the allegations made in the class action lawsuits and intends to defend the claims vigorously. The Company believes that the defense of the claims could involve significant litigation-related expenses. The outcome of this matter is uncertain and, as a result, at this time the Company is not able to quantify any related financial exposure.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    May 3, 1999                   MONARCH DENTAL CORPORATION


                                            By: /s/ Gary W. Cage
                                                -------------------------------
                                                Gary W. Cage
                                                Chief Executive Officer